PLANET411.com Inc.

                     2001 SENIOR OFFICERS STOCK OPTION PLAN

1. PURPOSE OF PLAN

     The purpose of this 2001 Senior Officers Stock Option Plan (the "Plan") is to assist Planet411.com Inc. (the "Company") in the continued employment or service of key Senior Officers by offering them a greater stake in the Company's success and a closer identity with the Company, and to aid in attracting individuals whose appointment as a Senior Officer would be helpful to the Company and would contribute to its success.

2. DEFINITIONS

     (a)  "Board" means the board of directors of the Company.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c)  "Committee" means the committee described in Paragraph 5.

     (d)  "Date of Grant" means the date on which an Option is granted.

     (e) "Exercise Price" means the price per Share that an Optionee must pay in order to exercise an Option.

     (f)  "Option" means any stock option granted under the Plan.

     (g)  "Option Agreement" shall have the meaning set forth in Paragraph 7.

     (h) "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

     (i) "Senior Officer" means any of the Chairman, Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer of the Company.

     (j) "Shares" means shares of common stock, par value $0.001 per share, of the Company.

     (k) "Value" means on any given date, the closing price of the Shares as reported by NASDAQ or the OTC Bulletin Board, as applicable, or if listed on a national exchange, the closing price of the Shares on such exchange on such date, or, if not so reported or listed, the fair market value of the Shares as determined by the Company in good faith.

3. RIGHTS TO BE GRANTED

     Rights that may be granted under the Plan are, for all U.S. tax purposes, Non-Qualified Options that give the Optionee the right for a specified time period to purchase a specified number

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of Shares at an Exercise Price  determined by the Board of Directors at the time of the grant thereof.

4. STOCK SUBJECT TO PLAN

     The maximum number of Shares that may be issued under the Plan is 10,000,000 Shares, subject to adjustment pursuant to the provisions of Paragraph
9. If an Option terminates without having been exercised in whole or part, no other Options may be granted covering the Shares as to which the Option was not exercised.

5. ADMINISTRATION OF PLAN

     (a) The Plan shall be administered, and the grant of Options under this Plan shall be approved, by the Board, or if the Board by resolution so decides, by a stock option committee consisting of directors designated by the Board (the "Committee"), the members of which shall be appointed by and serve on such Committee at the pleasure of the Board.

     (b) To the extent required for transactions under the Plan to qualify for exemptions available under Rule 16b-3 promulgated under the U.S. Securities Act of 1933, as amended ("Rule 16b-3"), the Board shall delegate its authority to the Committee and each member of the Committee will be a "disinterested person" within the meaning of Rule 16b-3. To the extent required for compensation realized from the exercise of options issued under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, the members of said Committee will be "outside directors" within the meaning of Section 162(m) of the Code.

6. GRANTING OF OPTIONS

     (a) Subject to Paragraph 7 hereof, from time to time the Company may designate: the Senior Officers of the Company to whom Options may be granted; the number of Shares covered by an Option; the relevant Exercise Price of an Option; the vesting provisions of an Option; and the term of an Option.

     (b) Any Option granted under the Plan shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or other self-regulatory entity or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange, other self-regulatory entity or governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such option or the issuance or purchase of Shares thereunder, such Option may not be accepted or exercised in whole or in part unless such deficiency shall have been resolved to the satisfaction of the Company and its counsel. Nothing herein shall be deemed to require the Company to take any particular remedial or corrective measure.

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     (c)  Any director of the Company who is a U.S. Optionee shall be ineligible to vote upon the granting of an Option to himself.

7. OPTION AGREEMENTS AND TERMS

     Each Option shall be granted and shall expire (whether or not exercised) on or prior to the Expiration Date (as defined in Paragraph 15). Each Option shall be evidenced by an option agreement that shall be executed on behalf of the Company and, if so requested by the Company at its sole discretion, by the respective Optionee ("Option Agreement"), in such form not inconsistent with the Plan as the Board may from time to time determine, provided that terms required by this Paragraph 7 shall be included therein. The terms of each Option Agreement shall be consistent with the following:

     (a) Exercise Price. The Exercise Price per Share shall not be less than eighty five percent (85%) of the Value of such Share on the Date of Grant.

     (b) Restriction on Transferability. No Option granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of by the Optionee, whether voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and any attempt to do so will cause such Option to be null and void without any further action by the Company. During the lifetime of the Optionee, an Option shall be exercisable only by him and upon the death of an Optionee, the person to whom the rights shall have passed by will or by the laws of descent and distribution may exercise any Option in accordance with the provisions of Paragraph 7(e).

     (c) Payment. Full payment for Shares purchased upon the exercise of an Option shall be made in cash or by wire transfer (at the option of the Optionee), certified check, cashier's check or personal check. Upon the exercise of an Option, the Company shall have the right to require the Optionee to remit to the Company, in cash or by wire transfer, certified check, cashier's check or personal check, an amount sufficient to satisfy all U.S. and Canadian federal, state, provincial and local withholding tax requirements prior to the delivery by the Company of any certificate for Shares. For greater certainty, no Option may be exercised or payment for Shares made through a "cashless exercise."

     (d) Issuance of Certificates. Upon an Optionee's payment of the aggregate Exercise Price therefor, a certificate for the appropriate number of Shares shall be delivered to such Optionee by the Company. If listed on a national securities exchange, or reported on NASDAQ or the OTC Bulletin Board, the Company shall not be obligated to deliver any certificates for Shares until (A)(i) such Shares have been listed (or authorized for listing upon official notice of issuance) on each securities exchange upon which outstanding Shares of such class at the time are listed or (ii) if such outstanding Shares

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          are quoted on NASDAQ or the OTC Bulletin Board,  such Shares have been approved for quotation thereon and (B) there has been compliance with such laws or regulations as the Company may deem applicable. The Company shall use commercially reasonable efforts to effect such listing or reporting and compliance as promptly as practical.

     (e) Periods of Exercise of Options. An Option shall be exercisable in whole or in part for such time as may be stated in the Option Agreement, provided that:

          (i)  no Option may be exercisable after the Expiration Date; and

          (ii) if an Optionee ceases to be employed by, or ceases to serve as a Senior Officer of the Company, any Option or unexercised portion thereof shall not be exercisable by such Optionee after six months from the earlier of the date that the Optionee ceases to
               (A) be employed by, or (B) serve as a Senior Officer of the Company;

     (f) Date of Exercise. The date of exercise of an Option shall be the date on which written notice of exercise is hand delivered or telecopied to the Company, attention: Secretary, and full payment received by the Company for the Shares to be issued upon such exercise as set forth in Paragraph 7(c). If required by the Board or Committee by notification to the Optionee at the time of granting of the Option, it shall be a condition of such exercise that the Optionee represent that he is purchasing the Shares in respect of which the Option is being exercised for investment only and not with a view to resale or distribution or otherwise qualifies for an exemption from registration under all applicable securities laws.

     (g) No Relation Between Options granted under Other Company Benefit Plans and Options granted under the Plan. It is the Company's intention that the grant, exercise, termination or expiration of any Option granted to an Optionee shall have no effect upon any other option granted to (and held by) such Optionee.

8. RIGHTS AS A STOCKHOLDER

     The Optionee (or his personal representatives or legatees) shall have no rights whatsoever as a stockholder in respect of any Shares covered by his option until the date of issuance of a share certificate to him (or his personal representatives or legatees) for such Shares. Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights (subject to Paragraph 9) for which the record date is prior to the date such share certificate is issued.

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9. CHANGES IN CAPITALIZATION

     In  the  event  of  a  stock  dividend,   stock  split,   recapitalization,
combination, subdivision, issuance of rights to all stockholders, or other similar corporate change, the aggregate number of Shares that may be issued under the Plan shall be adjusted, and the number of Shares subject to, and the Exercise Price of, each then-outstanding Option shall also be adjusted so as to cause to the greatest extent possible each Optionee to retain substantially equivalent rights with respect to the Company's equity as he had immediately prior to such event.

10. MERGERS, DISPOSITIONS AND CERTAIN OTHER TRANSACTIONS

     If during the term of any issued and unexercised Options, the Company shall be merged into or consolidated with or otherwise combined with another person or entity, or substantially all of the property of the Company is acquired by another person or entity, or there is a divisive reorganization, spin-off or liquidation or partial liquidation of the Company, the Company shall take either of the following courses of action with regard to the Options then outstanding:

     (a) The Company may provide in any agreement with respect to any such merger, consolidation, combination or acquisition that the surviving, new or acquiring company shall grant Options to the Optionees to acquire shares in such entity with respect to which the excess of the fair market value of the shares of such corporation immediately after the consummation of such merger, consolidation, combination or acquisition over the Exercise Price shall not be greater than the excess of the Value of the Shares over the Exercise Price of the Options immediately prior to the consummation of such merger, consolidation, combination or acquisition; or

     (b) If the Board shall determine that such action is reasonable under the circumstances, it may give each Optionee the right, immediately prior to the consummation of such merger, consolidation, combination, acquisition, divisive reorganization, spin-off, liquidation or partial liquidation, to exercise his Options in whole or in part, without regard to any restrictions on the time of exercise otherwise imposed pursuant to Paragraph 7(e) of the Plan, or the Board may take such other action as it shall determine to be reasonable under the circumstances in order to permit Optionees to realize the value of rights granted to them under the Plan.

11. PLAN NOT TO AFFECT EMPLOYMENT

     Neither the Plan nor any Option granted thereunder shall confer upon any Senior Officer (in his capacity as such or as an employee) any right to continue in any capacity with the Company.

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12. INTERPRETATION

     The Board or the Committee shall have the power to interpret the Plan and to adopt, amend and rescind rules for putting the Plan into effect and administering it. The administration, interpretation, construction and application of the Plan and any provisions thereof made by the Board or the Committee shall be final and binding on all Optionees and on any other persons eligible under the provisions of the Plan to participate herein. No member of the Board or Committee shall be liable for any action taken or for any determination made in good faith in connection with the administration, interpretation, construction or application of the Plan. It is intended that the Options shall constitute property subject to U.S. Federal income tax at exercise pursuant to the provisions of Section 83 of the Code, and that the Plan shall qualify for the exemption available under Rule 16b-3. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

13. AMENDMENT OR DISCONTINUANCE OF THE PLAN

     The Board may, subject to regulatory approval, amend or discontinue the Plan at any time, provided, however, that no such amendment may materially and adversely affect any option rights previously granted to an Optionee under the Plan without the consent of the Optionee or other person then entitled to exercise such Option, except to the extent required by law or by the regulations, rules, by-laws or policies of any regulatory authority or stock exchange.

14. SECURITIES LAWS

     The Company shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing rules and regulations of the Securities and Exchange Commission or any other applicable securities commission.

15. EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall be effective as of January 1, 2001, and, unless sooner terminated by the Board, shall expire on December 31, 2010 ("Expiration Date").

16. GOVERNING LAW

     The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Quebec, provided that, notwithstanding such choice of law, the federal laws of the United States and the General Corporation Law of the State of Delaware shall be applicable herein to the extent specified or to the extent compliance with such laws is mandatory.